 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement
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☒	Definitive Information Statement

MODULAR MEDICAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MODULAR MEDICAL, INC. 16772 West Bernardo Drive San Diego, CA 92127 (858) 800-3500 October 13, 2021

To the Holders of Common Stock of Modular Medical, Inc.:

This Information Statement is first being mailed on or about October 15, 2021 to the holders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”) of Modular Medical, Inc., a Nevada corporation (the “Company”), as of the close of business on September 30, 2021 (the “Record Date”), to inform the stockholders of actions already approved by written consent of the majority stockholders holding approximately 67% of the voting power of the Company’s Common Stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposals will not be effective until at least 20 calendar days after the mailing of this Information Statement to our stockholders, warrant holders and convertible note holders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective at least 20 days after the mailing of this Information Statement are:

•	A reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”) with a ratio within a range of 1-for-2 to 1-for-4 (the “Reverse Stock Split Ratio”), with the exact ratio to be determined by the Board of Directors (the “Board”) in its discretion. The final Reverse Stock Split Ratio within the range will be determined solely by our Board prior to March 31, 2022, without further action or approval of the stockholders.

•	The filing of an amendment to our Articles of Incorporation, as amended, to effect the Reverse Stock Split. A copy of the amendment is attached as Appendix A to this Information Statement.

The enclosed information statement contains information pertaining to the matters acted upon.

Pursuant to rules adopted by the Securities and Exchange Commission, you may access a copy of the information statement at https://modular-medical.com.

This is not a notice of a meeting of stockholders and no stockholders’ meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION.

This Information Statement will serve as written notice to stockholders of the Company pursuant to the Nevada Revised Statutes.

By Order of the Board of Directors.
October 13, 2021	/s/ Ellen O’Connor Vos
Ellen O’Connor Vos
Chief Executive Officer

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF MODULAR MEDICAL, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

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MODULAR MEDICAL, INC.

16772 West Bernardo Drive

San Diego, CA 92127

(858) 800-3500

INFORMATION STATEMENT

October 13, 2021

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being sent, pursuant to Section 14C of the Exchange Act, to the holders of record as of September 30, 2021 (the “Record Date”) of common stock, par value $0.001 per share (the “Common Stock”), of Modular Medical, Inc., a Nevada corporation (the “Company,” “we,” “our” or “us”), to notify the Common Stock holders of the following:

On September 30, 2021, the Company received a written consent in lieu of a meeting by the holders of approximately 67% of the voting power the Common Stock (the “Majority Stockholders”)  authorizing the following actions:

•	A reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”) with a ratio within a range of 1-for-2 to 1-for-4 (the “(the “Reverse Stock Split Ratio”), with the exact ratio to be determined by the Board of Directors (the “Board”) in its discretion. The final Reverse Stock Split Ratio within the range will be determined solely by our Board prior to March 31, 2022, without further action or approval of the stockholders; and

•	The filing of an amendment to our Articles of Incorporation, as amended, to effect the Reverse Stock Split. A copy of the amendment is attached as Appendix A to this Information Statement.

On September 30, 2021, the Board approved, and recommended for approval to the Majority Stockholders, the Reverse Stock Split.

On September 30, 2021, the Majority Stockholders approved the Reverse Stock Split by written consent in lieu of a meeting in accordance with the Nevada Revised Statutes (“NRS”).  Accordingly, your consent is not required and is not being solicited.

We will commence mailing the notice to the holders of Common Stock on or about October 15, 2021.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN ACTIONS TAKEN BY THE MAJORITY STOCKHOLDERS.

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The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

The following table sets forth the name of the Majority Stockholders, the number of shares of Common Stock held by the Majority Stockholders, the total number of votes that the Majority Stockholders voted in favor of the Reverse Stock Split and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Majority Stockholders	Number of Shares of Common Stock held	Number of Votes held by Majority Stockholders	Number of Votes that Voted in favor of the Action	Percentage of the Voting Equity that Voted in favor of the Action
Paul DiPerna	6,523,430	6,523,430	6,523,430	34.4%
Manchester Explorer, L.P.	5,051,409	5,051,409	5,051,409	26.6%
JEB Partners L.P.	1,056,948	1,056,948	1,056,948	5.6%

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the action approved by the Board and the Majority Stockholders.

The Reverse Stock Split will become effective on the date that we file an amendment (the “Amendment”) to the Company’s Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada.  Such filing can occur no earlier than twenty (20) calendar days after the mailing of this Information statement.

Notwithstanding the foregoing, we must first notify the Financial Industry Regulatory Authority (“FINRA”) of the intended Reverse Stock Split by filing an Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action.

REVERSE STOCK SPLIT

General

Our Board will have the sole discretion to effect the Amendment and Reverse Stock Split at any time prior to March 31, 2022, and to fix the specific ratio for the combination, provided that the ratio would be not less than 1-for-2 and not more than 1-for-4. Our Board will also have discretion to abandon the Amendment prior to its effectiveness. Our Board is hereby providing you with information regarding the Reverse Stock Split, as approved by the Majority Stockholders.

Our Board and Majority Stockholders have approved the Reverse Stock Split in order to provide for meeting minimum Nasdaq requirements for listing (such as a minimum stock price of $4.00, and the Board and our Majority Stockholders have determined that it is in the best interests of our stockholders in general to provide our Board with the flexibility to effect the Reverse Split in a ratio of 1-for-2 to 1-for-4.

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The Reverse Stock Split proposal permits (but does not require) our Board to effect the Reverse Stock Split of our outstanding Common Stock at any time by a ratio of not less than 1-for-2 and not more than 1-for-4 with the specific ratio to be fixed within this range by our Board in its sole discretion. We believe that enabling our Board to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders. In fixing the ratio, our Board may consider, among other things, factors such as: the historical trading price and trading volume of our Common Stock; the number of shares of our Common Stock outstanding; the then-prevailing trading price and trading volume of our Common Stock; the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock; and prevailing general market and economic conditions.

The Reverse Stock Split, as approved by our stockholders, will become effective upon the filing of the Amendment with the Secretary of State of the State of Nevada, or at the later time set forth in the Amendment, subject to the approval of FINRA. The filing may occur any time after 20 days from the date of completion of mailing of this Information Statement to our stockholders of record as of September 30, 2021. The exact timing of the Amendment will be determined by our Board based on its evaluation as to if and when such action will be the most advantageous to the Company and our stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the Amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the Amendment with the Secretary of State of the State of Nevada, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

We do not have any current plans, arrangements or understandings relating to the issuance of any additional shares of authorized Common Stock that will become available following the Reverse Stock Split other than upon exercise of our currently outstanding options and warrants, upon conversion of our currently outstanding convertible debt and in connection with the potential up-listing of the Common Stock to the Nasdaq Stock Market (the “Nasdaq”).

The proposed form of amendment to our Articles of Incorporation, as amended, to effect the Reverse Stock Split is attached as Appendix A to this Information Statement. Any amendment to our Articles of Incorporation, as amended, to effect the Reverse Stock Split will include the Reverse Stock Split Ratio fixed by our Board, within the range approved by our stockholders.

Reasons for Proposed Amendment

The Board believes that listing our Common Stock on Nasdaq will increase the liquidity of our Common Stock by providing us with a market for the Common Stock that is more accessible than if our Common Stock were to continue to trade on the OTCQB maintained by the OTC Markets Group, Inc. Such alternative markets are generally considered to be less efficient than, and not as broad as, the Nasdaq. Among other factors, trading on the Nasdaq may increase liquidity and potentially minimize the spread between the “bid” and “asked” prices quoted by market makers. Further, such a listing may enhance our access to capital, increase our flexibility in responding to anticipated capital requirements and facilitate the use of our Common Stock in any strategic or financing transactions that we may undertake. We believe that prospective investors will view an investment in the Company more favorably if our shares qualify for listing on the Nasdaq as compared with the OTC markets. The Board has also determined that the consummation of the Reverse Stock Split may be necessary to achieve compliance with the listing requirements of Nasdaq.

The Board also believes that the current low per share market price of our Common Stock has a negative effect on the marketability of our existing shares. The Board believes there are several reasons for this effect. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Second, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Third, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of our Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of their total share value than would be the case if the share price of the Common Stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase the Common Stock. The Board anticipates that a Reverse Stock Split will result in a higher bid price for our Common Stock, which may help to alleviate some of these problems.

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We expect that a Reverse Stock Split of our Common Stock will increase the market price of the Common Stock so that we are able to obtain compliance with the initial listing minimum bid price listing standard of Nasdaq. However, the effect of a Reverse Stock Split on the market price of the Common Stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the Common Stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of the Common Stock outstanding resulting from the Reverse Stock Split, effectively reducing our market capitalization, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the prescribed initial listing minimum bid price for a sustained period of time. The market price of our Common Stock may vary based on other factors that are unrelated to the number of shares outstanding, including our future performance.

If the Reverse Stock Split successfully increases the per share price of our Common Stock, as to which no assurance can be given, the Board believes this increase will aid us in obtaining listing on Nasdaq and may facilitate future financings and enhance our ability to attract, retain, and motivate employees and other service providers.

PLEASE NOTE THAT UNLESS SPECIFICALLY INDICATED TO THE CONTRARY, THE DATA CONTAINED IN THIS INFORMATION STATEMENT, INCLUDING BUT NOT LIMITED TO SHARE NUMBERS, CONVERSION PRICES AND EXERCISE PRICES OF OPTIONS AND WARRANTS, DOES NOT REFLECT THE IMPACT OF THE REVERSE STOCK SPLIT THAT MAY BE EFFECTUATED.

Implementation and Effects of the Reverse Stock Split

If the Board elects to implement the Reverse Stock Split, which the Board may choose not to do at its discretion, the Reverse Stock Split would have the following effects:

•	the number of shares of the Common Stock owned by each Stockholder will automatically be reduced proportionately based on the reverse stock split ratio determined by the Board;

•	the number of shares of the Common Stock issued and outstanding will be reduced proportionately;

•	proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of the Common Stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split; and

•	a proportionate adjustment will be made to the per share conversion price under the terms of the Company’s outstanding convertible promissory notes.

The table set forth below illustrates the Company’s hypothetical capitalization subsequent to reverse stock splits in varying ratios with the ratio of 1-for-4 being the maximum ratio which may be effectuated by the Board pursuant to the Written Consent. This hypothetical model is based on the total number of shares issued and outstanding as of the Record Date and gives effect to the Reverse Stock Split, as well as shares of Common Stock issued and outstanding and issuable upon the conversion/exercise of promissory notes, options and warrants.

Hypothetical Reverse Stock Split Ratio	Shares of Common Stock issued and outstanding following the Reverse Stock Split	Shares of Common Stock issued and outstanding and issuable upon the conversion/exercise of promissory notes, options and warrants following the Reverse Stock Split	Shares of Common Stock available for future issuance following the Reverse Stock Split
1:2	9,491,281	14,403,131	35,596,869
1:3	6,327,521	9,602,087	40,397,913
1:4	4,745,641	7,201,566	42,798,434

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The Board may decide not to proceed with the Reverse Stock Split for various reasons including general stock market/business conditions.

The Reverse Stock Split will not affect the rights of Stockholders or any Stockholder’s proportionate equity interest in the Company, subject to the treatment of fractional shares. At this time the Company has no plans to issue such additional shares of its capital stock, other than (i) as required for existing and additional financings, and (ii) as compensation and incentives to employees and directors under the Company’s existing stock incentive plans and other arrangements that may be undertaken.

The future issuance of such authorized shares may have the effect of diluting the Company’s earnings per share and book value per share, as well as the stock ownership and voting rights of the current Stockholders. The effective increase in the number of authorized but unissued shares of the Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Articles of Incorporation or Bylaws.

Fractional Shares

No scrip or fractional share certificates will be issued in connection with the Reverse Stock Split. In lieu of issuing fractional shares, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the Reverse Stock Split will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our Common Stock. There is no assurance that:

•	the market price per share of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding before the Reverse Stock Split;
•	the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; or
•	the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers.

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the market price for the Common Stock cannot be accurately predicted. In particular, we cannot assure you that prices for shares of the Common Stock after the Reverse Stock Split will be two (2) to four (4) times, as applicable, the prices for shares of the Common Stock immediately prior to the Reverse Stock Split. Furthermore, even if the market price of the Common Stock does rise following the Reverse Stock Split, we cannot assure you that the market price of the Common Stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of the Common Stock.

The market price of the Common Stock will also be based on our performance and other factors, some of which are unrelated to the Reverse Stock Split or the number of shares outstanding. If the Reverse Stock Split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. The total market capitalization of the Common Stock after implementation of the Reverse Stock Split when and if implemented may also be lower than the total market capitalization before the Reverse Stock Split. Furthermore, the liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

While we aim that the Reverse Stock Split will be sufficient to obtain our listing on Nasdaq, it is possible that, even if the Reverse Stock Split results in a bid price for the Common Stock that exceeds the required price per share another reverse split may be necessary in the future and we may not be able to continue to satisfy the other criteria for continued listing of the Common Stock on Nasdaq.

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Authorized Shares

As of the Record Date, there were 50,000,000 shares of authorized Common Stock and 5,0000,000 shares of authorized preferred stock. As of the Record Date, there were 18,982,562 shares of voting securities issued and outstanding.

As a result of the Reverse Stock Split, the number of shares remaining available for future issuance under the Company’s authorized pool of Common Stock would increase. In addition, the Company will continue to have 5,000,000 authorized but unissued shares of preferred stock.

These authorized but unissued shares would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of businesses or assets and sales of stock or securities convertible into Common Stock. The Company believes that the availability of the authorized but unissued shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If the Company issues additional shares, the ownership interests of holders of the Common Stock may be diluted. Also, if the Company issues shares of its preferred stock, the issued shares may have rights, preferences and privileges senior to those of the Common Stock.

No Dissenters’ Rights

Under the NRS, the Stockholders are not entitled to dissenters’ rights with respect to the Reverse Stock Split, and the Company will not independently provide Stockholders with any such right.

Anti-Takeover Effects of the Reverse Stock Split

A possible effect of the Reverse Stock Split may be to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. The Board could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent stockholders that would provide an above market premium by issuing additional shares of our Common Stock.

The Reverse Stock Split is not the result of the Board’s knowledge of an effort to accumulate any of the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by the Board to adopt a series of amendments to the Articles of Incorporation or our Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Although the Reverse Stock Split is not being undertaken by the Board to institute an anti-takeover provision, in the future the Board could, subject to its fiduciary duties and applicable law, use the unissued shares of Common Stock to frustrate persons seeking to take over or otherwise gain control of the Company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Company’s Bylaws or certain provisions of the Articles of Incorporation would not receive the requisite vote. Such uses of the Common Stock could render more difficult, or discourage, an attempt to acquire control of the Company, if such transactions were opposed by the Board. However, it is also possible that an indirect result of the anti-takeover effect of the Reverse Stock Split could be that our stockholders will be denied the opportunity to obtain any advantages of a hostile takeover, including, but not limited to, receiving a premium to the then current market price of the Common Stock, if the same was so offered by a party attempting a hostile takeover of the Company.

Determination of Ratio

The ratio of the Reverse Stock Split, if approved and implemented, will be a ratio of not less than 1-for-2 and not more than 1-for-4, as determined by our Board in its sole discretion. Our Board believes that stockholder approval of a range of potential exchange ratios, rather than a single exchange ratio, is in the best interests of our stockholders because it provides our Board with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented.

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Our Board would carry out a Reverse Stock Split only upon its determination that a Reverse Stock Split would be in the best interests of our stockholders at that time. Our Board would then set the ratio for the Reverse Stock Split in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the Reverse Stock Split is to be implemented. In determining the ratio, following receipt of stockholder approval, our Board may consider, among other things:

•	the historical and projected performance of our Common Stock;

•	the potential devaluation of the Company’s market capitalization as a result of the Reverse Stock Split;

•	prevailing market conditions;

•	general economic and other related conditions prevailing in our industry and in the marketplace;

•	the projected impact of the selected Reverse Stock Split Ratio on trading liquidity in our Common Stock and our ability to list our Common Stock on Nasdaq;

•	our capitalization (including the number of shares of our Common Stock issued and outstanding); and

•	the prevailing trading price for our Common Stock and the volume level thereof.

The purpose of asking for authorization to implement the Reverse Stock Split at a ratio to be determined by our Board as opposed to a ratio fixed in advance, is to give our Board the flexibility to take into account then-current market conditions and changes in price of our Common Stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain of the registered holders of our Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of Common Stock subsequent to the Reverse Stock Split.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to our transfer agent in exchange for certificates representing the appropriate number of shares of post-Reverse Stock Split Common Stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to our transfer agent. Stockholders will then receive a New Certificate(s) representing the number of shares of our Common Stock to which they are entitled as a result of the Reverse Stock Split. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on its reverse side, the New Certificate will be issued with the same restrictive legend on its reverse side.

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Regardless of how stockholders hold our Common Stock (i.e., in book-entry or certificated form), stockholders will not have to pay any service charges to us or our transfer agent in connection with the reverse stock split.

Accounting Matters

The proposed amendment to our Articles of Incorporation, as amended, will not affect the par value of our Common Stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced in the same proportion as the Reverse Stock Split Ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be reclassified for prior periods to conform to the post-Reverse Stock Split presentation.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the Reverse Stock Split. It does not purport to be a complete discussion of all of the possible United States federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock held by our Stockholders before the Reverse Stock Split were, and the shares of Common Stock held after the Reverse Stock Split will be, held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a Stockholder may vary depending upon the particular facts and circumstances of such Stockholder. Each stockholder is urged to consult with such Stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

No gain or loss will be recognized by a Stockholder upon such Stockholder’s exchange of shares held before the Reverse Stock Split for shares after the Reverse Stock Split. The aggregate tax basis of the shares of the Common Stock received in the Reverse Stock Split (including any fraction of a share deemed to have been received) will be the same as the Stockholder’s aggregate tax basis in the shares of our Common Stock exchanged therefor. The Stockholder’s holding period for the shares of our Common Stock after the Reverse Stock Split will include the period during which the Stockholder held the shares of our Common Stock surrendered in the Reverse Stock Split.

This summary of certain material United States federal income tax consequence of the Reverse Stock Split is not binding on the Internal Revenue Service, the Company or the courts. Accordingly, each Stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

Tax Consequences of the Reverse Stock Split Generally

A reverse split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse split, except with respect to cash received in lieu of a fractional share of our common stock. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the reverse split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

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Information Reporting and Backup Withholding. A U.S. Holder (other than corporations and certain other exempt recipients) may be subject to information reporting and backup withholding when such holder receives cash in lieu of a fractional share of our common stock pursuant to the reverse split. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

The Reverse Stock Split will become effective on the date that we file an amendment to the Articles of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Nevada.  Such filing can occur no earlier than twenty (20) calendar days after the mailing of this information statement to stockholders.

Notwithstanding the foregoing, we must first notify FINRA of the intended Reverse Stock Split by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except in their capacity as stockholders (which interest does not differ from that of the other Common Stockholders), none of our officers, directors or any of their respective affiliates has any interest in the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2021, certain information regarding beneficial ownership of our Common Stock (a) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (b) by each director of the Company, (c) by the named executive officers (determined in accordance with Item 402 of Regulation S-K) and (d) by all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (“SEC”). Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 18,982,562 shares of Common Stock. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of September 30, 2021.

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Unless otherwise stated, the business address of each of our directors and executive officers listed in the table is 16772 West Bernardo Drive, San Diego, California 92127.

Name and principal position	Number of Shares Beneficially Owned (Excluding Outstanding Options)(1)		Number of Shares Issuable on Exercise of Outstanding Options(2)	Percent of Class
James Besser	6,558,906	(3)	—	34.55%
JEB Partners, L.P.	6,558,906	(3)	—	34.55%
Manchester Explorer L.P.	6,558,906	(3)	—	34.55%
Manchester Management LLC	6,558,906	(3)	—	34.55%
Directors and Officers:
Paul DiPerna	7,523,430	(4)	342,860	40.70%
Ellen O’Connor Vos	—		6,007	*
Liam Burns	—		197,442	*
William J. Febbo	12,626		66,667	*
Morgan C. Frank	6,558,906	(3)	97,350	34.89%
Carmen Volkart	3,788		87,880	*
All current directors and executive officers as a group (6 persons)	14,098,750		798,206	77.55%

*	Represents less than 1%

(1)	Excludes shares subject to outstanding options to acquire common stock that are exercisable within 60 days of September 30, 2021.

(2)	Represents the number of shares subject to outstanding options to acquire common stock that are exercisable within 60 days of September 30, 2021.

(3)	Includes (i) 269,719 shares directly held by Mr. Besser, of which: (a) 180,830 shares were received in exchange for Mr. Besser’s shares as a result of our acquisition of Quasuras and (b) 88,889 shares purchased in the 2018 Placement; (ii) 5,051,409 held by Manchester Explorer, L.P. (Manchester) of which: (a) 4,545,455 shares were purchased in a private placement in 2017 (the 2017 Placement), (b) 471,111 shares were purchased in the 2018 Placement, and (c) 34,483 were purchased in a private placement in 2020 (the 2020 Placement); (iii) 1,056,948 shares held by JEB Partners, L.P. (JEB Partners) of which (a) 757,576 shares were purchased in the 2017 Placement, (b) 160,000 shares were purchased in the 2018 Placement and (c) 139,372 shares were purchase in the 2020 Placement; and (iv) 180,830 shares held by Mr. Frank, which shares were received in our acquisition of Quasuras in exchange for Mr. Frank’s shares of Quasuras. Mr. Besser, as the managing member, and Mr. Frank, as the portfolio manager and consultant of Manchester Management, LLC (MMC), the general partner of Manchester and JEB Partners, have shared voting and dispositive power over shares held by Manchester and JEB Partners. The address for Manchester and Mr. Besser is c/o MMC, 2 Calle Candina, No. 1701, San Juan, Puerto Rico 00907.

(4)	Includes (i) 6,000,000 shares directly held by the Paul DiPerna Irrevocable Trust (the Irrevocable Trust), (ii) 1,000,000 shares directly held by Mr. DiPerna’s adult daughters, Kelsie DiPerna and Alaria DiPerna, which shares Mr. DiPerna has sole voting power over; and (iii) 523,430 shares directly held by the Paul DiPerna Trust (the Trust), of which 303,030 shares were purchased in the 2017 Placement. The 6,000,000 shares held by the Irrevocable Trust, the 1,000,000 shares held by Mr. DiPerna’s adult daughters and 220,440 shares held by the Trust were issued in 2017 to Mr. DiPerna in the Acquisition and transferred to such persons in December 2020 by Mr. DiPerna. Mr. DiPerna is the chairman of our board of directors, and also serves as our president, chief financial officer and secretary. Mr. DiPerna is the trustee of the Irrevocable Trust and the Trust.

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 DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to Modular Medical, Inc., 16772 West Bernardo Drive, San Diego, CA 92127, Attn: CFO.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements concerning the effects of the Reverse Stock Split, the possible application for listing or actual listing of our Common Stock on Nasdaq, or another national securities exchange, and statements using terminology such as “expects,” “should,” “would,” “could,” “intends,” “plans,” “anticipates,” “believes,” “projects” and “potential.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements.

In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. You should carefully review the risks listed, as well as any cautionary language, in this Information Statement and the risk factors detailed under “Risk Factors” in the documents incorporated by reference in this Information Statement, which provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, DC 20549. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

A copy of any public filing is also available, at no cost, by writing to Modular Medical, Inc., 16772 West Bernardo Drive, San Diego, CA 92127, Attn: CFO. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

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This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Action, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

October 13, 2021	/s/ Ellen O’Connor Vos
Ellen O’Connor Vos
Chief Executive Officer

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APPENDIX A

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation:

MODULAR MEDICAL, INC.

2.	The articles have been amended as follows: (provide article numbers, if available)

Article VI of the Articles of Incorporation is hereby amended to include Section 1a: Upon effectiveness (the “Effective Time”) pursuant to the Nevada Revised Statutes of this Certificate of Amendment to the Articles of Incorporation of the Corporation, each _______ shares of common stock issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the respective holders thereof, be combined and converted into One (1) share of common stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock shall be rounded up to the next whole share of common stock.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is

[*]%

4.	Effective date and time of filing: (optional)	Date:	Time:

(must not be later than 90 days after the certificate is filed)

5.	Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After

This form must be accompanied by appropriate fees.	Revised 1-5-15